EXHIBIT (d)(9)

                          AMENDMENT NO. 2 TO SCHEDULE A
                                     OF THE
                          INVESTMENT ADVISORY AGREEMENT

     YieldQuest Advisors, LLC (the "Advisor") and YieldQuest Funds Trust (the "Trust") entered into an Investment Advisory Agreement dated August 12, 2005 (the "Agreement"), and they desire to amend the Agreement as provided below.

     1. Amendment. Trust hereby appoints Advisor as investment adviser to each series of the Trust listed on Schedules A, pursuant to the terms of the Agreement, and Adviser agrees to furnish investment advisory and portfolio management services to the Trust with respect to each series listed in Schedule
A. Schedule A is hereby replaced in its entirety with the following:

                                 LIST OF SERIES
                                 --------------

     YieldQuest Core Equity Fund
     YieldQuest Total Return Bond Fund
     Yield Quest Tax-Exempt Bond Fund
     YieldQuest Flexible Income Fund
     YieldQuest Low Duration Bond Fund
     YieldQuest Low Duration Tax-Exempt Bond Fund
     YieldQuest Core Bond Fund
     YieldQuest Core Tax-Exempt Bond Fund

     2. Ratification and Confirmation of Agreement. Except as specifically set forth herein, the Agreement is hereby ratified and confirmed in all respects and shall remain in full force and effect.

                                  *     *     *

     NOW THEREFORE, the parties hereby agree to enter into this amendment to Schedule A to the Investment Advisory Agreement effective as of January 30, 2009.

                                     YIELDQUEST ADVISORS, LLC

                                     By:    /s/ Jay K. Chitnis
                                        ----------------------------------------
                                            Jay K. Chitnis, President

                                     YIELDQUEST FUNDS TRUST

                                     By:    /s/ Jay K. Chitnis
                                        ----------------------------------------
                                            Jay K. Chitnis, President

                               AMENDED SCHEDULE B
                                     OF THE
                          INVESTMENT ADVISORY AGREEMENT

     YieldQuest Advisors, LLC (the "Advisor") and YieldQuest Funds Trust (the "Trust") entered into an Investment Advisory Agreement dated August 12, 2005 (the "Agreement"), and they desire to amend the Agreement as provided below.

     1. Amendment. For the services to be rendered by Advisor as provided in the Agreement, as of the last business day of each month, each series of the Trust listed on Schedules B will pay to the Advisor a fee based on its average daily net assets at the annual rate set forth below:

NAME OF SERIES                                                MANAGEMENT FEE
--------------                                                --------------
YieldQuest Core Equity Fund                                       0.99%

YieldQuest Total Return Bond Fund                                 0.59%

Yield Quest Tax-Exempt Bond Fund                                  0.59%

YieldQuest Flexible Income Fund                                   0.75%

YieldQuest Low Duration Bond Fund                                 0.45%

YieldQuest Low Duration Tax-Exempt Bond Fund                      0.45%

YieldQuest Core Bond Fund                                         0.34%

YieldQuest Core Tax-Exempt Bond Fund                              0.40%

                                  *     *     *

     NOW THEREFORE, the parties hereby agree to enter into this amendment to Schedule A to the Investment Advisory Agreement effective as of January 30, 2009.

                                     YIELDQUEST ADVISORS, LLC

                                     By:    /s/ Jay K. Chitnis
                                        ----------------------------------------
                                            Jay K. Chitnis, President

                                     YIELDQUEST FUNDS TRUST

                                     By:    /s/ Jay K. Chitnis
                                        ----------------------------------------
                                            Jay K. Chitnis, President